Exhibit 5.2

September 2, 2020

iClick Interactive Asia Group Limited

15/F, Prosperity Millennia Plaza

663 King’s Road, Quarry Bay

Hong Kong S.A.R., People’s Republic of China

Ladies and Gentlemen:

We have acted as special United States counsel to iClick Interactive Asia Group Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 filed pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”) relating to the offering from time to time, as set forth in the Rule 462(b) Registration Statement, the prospectus (the “Prospectus”) contained therein and one or more supplements to the Prospectus, of (i) Class A ordinary shares, par value US$0.001 per share, of the Company (the “Class A Ordinary Shares”), including up to US$75,000,000 of Class A Ordinary Shares held by the selling shareholders (the “Selling Shareholder Equity Securities”), (ii) preferred shares of the Company (the “Preferred Shares,” and collectively with the Class A Ordinary Shares, the “Equity Securities”), (iii) debt securities of the Company (the “Debt Securities”), and (iv) warrants of the Company to purchase the Equity Securities or the Debt Securities (the “Warrants”). The Equity Securities, including the Selling Shareholder Equity Securities, the Debt Securities, and the Warrants are hereinafter referred to, collectively, as the “Securities.”

The Securities being registered under the Rule 462(b) Registration Statement, together with securities registered under a previously filed registration statement (Registration No. 333-232435) (collectively with the Rule 462(b) Registration Statement, the “Registration Statements”) will have an aggregate initial offering price of up to $165,000,000 and will be offered on an immediate, continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

iClick Interactive Asia Group Limited, p. 2

The Debt Securities are to be issued in one or more series under an indenture (the “Base Indenture”) to be entered into between the Company and the trustee to be named therein (the “Trustee”), the form of which is filed as an exhibit to the previously filed registration statement (Registration No. 333-232435), as such indenture may be amended or supplemented from time to time (the Base Indenture, as so amended or supplemented, the “Indenture”).

In arriving at the opinion expressed below, we have reviewed the following documents:

(a) the Registration Statements and the documents incorporated by reference therein;

(b) the Prospectus and the documents incorporated by reference therein; and

(c) the form of the Base Indenture.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Indenture has been duly authorized, executed and delivered by the Company, when the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture, and when such Debt Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statements, the Prospectus and any supplement or supplements to the Prospectus relating to such Debt Securities, such Debt Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied, or prior to the issuance of the Debt Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) we have assumed that any Debt Securities denominated in a currency other than the U.S. dollar will comply in all respects with the applicable law of the country in whose currency such Debt Securities are denominated in respect of the use of or payment in such currency, (c) we have assumed that at the time of the issuance, sale and delivery of each Debt Security, the authorization thereof by the Company will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding effect and enforceability of such Debt Security, (d) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (e) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

iClick Interactive Asia Group Limited, p. 3

In rendering the opinion expressed above, we have further assumed that (i) the Registration Statements and any amendments thereto (including post-effective amendments) will be or have been prepared and filed with the Commission describing the Debt Securities offered thereby and will comply with all applicable laws, (ii) the Registration Statements will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statements, (iii) the terms of the Debt Securities will conform to the forms thereof that will be filed as exhibits to the Registration Statements, and the terms of the Indenture will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Debt Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Company will authorize the offering and issuance of the Debt Securities and will authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned.

In addition, in rendering the opinion above, we have assumed that with respect to any Debt Security that includes any alternative or additional terms that are not specified in the forms thereof examined by us, such inclusion would not cause such Debt Security not to be valid, binding or enforceable.

In rendering the opinion expressed above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of US$2,500,000 or more.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of Section 10.16 of the Base Indenture relating to currency indemnity.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

iClick Interactive Asia Group Limited, p. 4

We hereby consent to the use of our name in the Prospectus under the heading “Legal Matters” and in any prospectus supplement related thereto, and to the use of this opinion as a part (Exhibit 5.2) of the Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

/s/ Shuang Zhao
Shuang Zhao, a Partner